UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 1, 2013 (June 27, 2013)

CHINA VALVES TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34542	86-0891931
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21F Kineer Plaza
226 Jinshui Road
Zhengzhou, Henan Province
People’s Republic of China 450008
People’s Republic of China
(Address of principal executive offices)

(86) 371-8612-7222
(Registrant's telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 27, 2013, the Board of Directors (the “Board”) of China Valves Technology, Inc. (the “Company”) accepted Mr. Gang Wei’s resignation as the Company’s Chief Financial Officer. Mr. Wei’s resignation is not in connection with any known disagreement with the Company on any matter. In connection with the resignation of Mr. Wei, the Board appointed Mr. Renrui Tang as the Chief Financial Officer.

Since December 2010, Mr. Renrui Tang worked as the Company’s Financial Controller. Between February 2009 and July 2009 and between May 2010 and December 2010, he also served as the Company’s interim Chief Financial Officer. From December 2007 to March 2008, Mr. Tang was the Company’s Chief Financial Officer. From 2004 to March 2008, Mr. Tang was the financial director of the Company’s subsidiary Kaifeng High Pressure Valve Co. Ltd. His major duties included managing accounting and financing activities, supervising financial analysis, capital allocation, internal control and auditing. Between 1994 and 2004, Mr. Tang worked for the Company’s subsidiary Zhengzhou Zhengdie Valve Co. Ltd. as the manger for financial department. He had been in charge of the firm’s financing activities and various issues in accounting fields. Mr. Tang is an International Certified Public Accountant.

On June 27, 2013, the Board also appointed Mr. Kaixiang Du as the Chief Executive Officer. Since January 2013, Mr. Du served as the Company’s General Manager and the director of the Company’s National Authorized Technology Center. From January 2011 to December 2012, Mr. Du served as the Company’s Deputy General Manager and the director of the Company’s National Authorized Technology Center. From January 2008 to December 2010, he served as the General Manager of the Company’s subsidiary Henan Kaifeng High Pressure Valve Co., Ltd. From January 2006 to December 2007, Mr. Du was the assistant to the Chairman of the Company’s subsidiary Zhengzhou City Zhengdie Valve Co., Ltd. Mr. Du holds a Bachelor’s Degree in casting technology from Harbin University of Science and Technology. He holds the professional title of Senior Engineer.

No family relationship exists between Mr. Renrui Tang or Mr. Kaixiang Du and any directors or executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction between Mr. Renrui Tang or Mr. Kaixiang Du and the Company that would require disclosure under Item 404(a) of Regulation S-K.

On June 27, 2013, the Company and each of Mr. Tang and Mr. Du entered into an employment agreement (the "Employment Agreements"), which are effective as of June 27, 2013, (the “Effective Date”) and will expire on June 27, 2016 (the “Employment Period”). The Employment Agreements provide, among other things, that Mr. Tang's base salary will be RMB 61,667 per month (approximately $10,000) and Mr. Du’s base salary will be RMB 61,677 per month (approximately $10,000). During the Employment Period, the Employment Agreements contain covenants prohibiting Mr. Tang and Mr. Du from competing with the Company during the Employment Period and for two years after the Employment Period. The Employment Agreements also prohibit Mr. Tang and Mr. Du from disclosing any confidential information of the Company.

The foregoing summary of the material terms and conditions of the Employment Agreements are qualified in their entirety by reference to the Employment Agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(d)	Exhibits.

Number	Description
10.1	Employment Agreement by and between China Valves Technology, Inc. and Renrui Tang, dated June 27, 2013.
10.2	Employment Agreement by and between China Valves Technology, Inc. and Kaixiang Du, dated June 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Valves Technology, Inc.

Date: July 1, 2013

/s/ Siping Fang
Siping Fang
Chairman

EXHIBIT INDEX

Number	Description
10.1	Employment Agreement by and between China Valves Technology, Inc. and Renrui Tang, dated June 27, 2013.
10.2	Employment Agreement by and between China Valves Technology, Inc. and Kaixiang Du, dated June 27, 2013.